EXHIBIT 10.18















                                  EXOGEN, INC.


                         COMMON STOCK PURCHASE AGREEMENT



                                October 20, 1997

                                TABLE OF CONTENTS



         1.       Purchase and Sale of Stock....................................
                  1.1      Sale and Issuance of Common Stock....................
                  1.2      Closing..............................................
                  1.3      Actions at the Closing...............................

         2.       Representations and Warranties of the Company.................
                  2.1      Organization and Good Standing; Power and Authority;
                               Qualifications...................................
                  2.2      Authorization........................................
                  2.3      Capitalization.......................................
                  2.4      Valid Issuance of Common Stock.......................
                  2.5      Consents.............................................
                  2.6      Litigation...........................................
                  2.7      Compliance with Other Instruments....................
                  2.8      Financial Statements.................................
                  2.9      SEC Filings..........................................
                  2.10     Other Information....................................
                  2.11     Intellectual Property Rights.........................
                  2.12     Title to Assets and Properties; Insurance............
                  2.13     Compliance with Laws; Permits........................
                  2.14     Offering Exemption...................................
                  2.15     Taxes................................................

         3.       Representations and Warranties of the Investor................
                  3.1      Authorization........................................
                  3.2      Purchase Entirely for Own Account....................
                  3.3      Disclosure of Information............................
                  3.4      Investment Experience................................
                  3.5      Accredited Investor..................................
                  3.6      Restricted Securities................................

         4.       Certain Covenants.............................................
                  4.1      Use of Proceeds......................................
                  4.2      Rule 144 Reporting...................................

         5.       Transfer Taxes................................................

         6.       Expenses......................................................

         7.       Indemnification...............................................
                  7.1      General Indemnification..............................
                  7.2      Indemnification Principles...........................
                  7.3      Claim Notice.........................................

         8.       Remedies......................................................

         9.       Miscellaneous.................................................
                  9.1      Survival of Warranties...............................
                  9.2      Successors and Assigns...............................
                  9.3      Governing Law........................................
                  9.4      Counterparts.........................................
                  9.5      Titles and Subtitles.................................
                  9.6      Notices..............................................
                  9.7      Finder's Fee.........................................
                  9.8      Attorneys' Fees......................................
                  9.9      Amendments and Waivers...............................
                  9.10     Severability.........................................
                  9.11     Entire Agreement.....................................
                  9.12     Press Releases and Announcements.....................



SCHEDULE 1    -   List of Investors, addresses, number of shares of Common Stock being purchased and purchase price due from each Investor

EXHIBIT A     -   Registration Rights Agreement

EXHIBIT B-1   -   Certificate for Individual Investors

EXHIBIT B-2   -   Certificate for Corporate, Partnership, Trust, Foundation and
                  Joint Investors

EXHIBIT C     -   Secretary's Certificate

EXHIBIT D     -   Opinion of Brobeck, Phleger & Harrison LLP

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------


                  THIS STOCK PURCHASE AGREEMENT is made as of the 20th day of October, 1997, by and between Exogen, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule 1 attached hereto, each of which is herein referred to as an "Investor".

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1.       Purchase and Sale of Stock.

                  1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, that number of shares of the Company's common stock, $.0001 par value per share ("Common Stock"), and at a purchase price per share, as is set forth opposite each Investor named on Schedule 1 attached hereto (such transaction referred to as the "Purchase"). The maximum aggregate number of shares of Common Stock sold pursuant to this Agreement shall be One Million Nine Hundred Eighty-Nine Thousand Six Hundred Thirty (1,989,630) shares.

                  1.2 Closing. The purchase and sale of the Common Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th floor, New York, New York 10019 at 10:00 a.m. New York Time, on the date hereof, or at such time and place upon which the Company and Investors shall agree (the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the Common Stock which such Investor is purchasing, registered in the name of such Investor or its nominee, against payment of the purchase price therefor by wire transfer to the Company's bank account (designated at least one business day prior to the Closing) in the amount set forth on Schedule 1.

                  1.3. Actions at the Closing. Simultaneously with, or prior to, the execution and delivery of this Agreement, the following actions shall occur:

                           (a)   The   Registration    Rights   Agreement   (the
"Registration Rights Agreement"), by and between the Company and the Investors, substantially in the form of Exhibit A hereto, and all other schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement by any party hereto at or prior to the Closing (collectively, the "Ancillary Documents") shall be duly executed and delivered by the parties thereto.

                           (b)  The  Company  shall  deliver  to  the  Investors
certificates of good standing from the jurisdictions set forth on Schedule 1.3(b) under its name dated as of a date no earlier than five days prior to the Closing.

                           (c) The  Common  Stock to be issued  shall  have been
approved for listing on The NASDAQ Stock Market, subject to official notice of issuance.

                           (d) The  Investors  shall  deliver  to the  Company a
completed certificate pertaining to such Investor's status as an investor substantially in the form of Exhibit B-1 or B-2, as appropriate.

                           (e) The  Company  shall  deliver to the  Investors  a
certificate executed by the secretary of the Company, substantially in the form of Exhibit C hereto, certifying (i) a copy of its organizational documents (including the Certificate of Incorporation and bylaws of the Company), (ii) resolutions authorizing the transaction and (iii) incumbency matters.

                           (f) The Investors shall receive from Brobeck, Phleger
& Harrison LLP, counsel for the Company, an opinion addressed to the Investors, dated as of the Closing, satisfactory in form and substance to the Investors, which shall include the opinions set forth in Exhibit D attached hereto.

                  2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

                  2.1 Organization and Good Standing; Power and Authority; Qualifications. Each of the Company and its subsidiary, Exogen (Europe) GmbH, a German corporation (the "Subsidiary") (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Ancillary Documents to which it is a party. Each of the Company and its Subsidiary is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions that constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary and where failure to so qualify would individually or in the aggregate have a material adverse effect on properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company and its Subsidiary taken as a whole, whether or not in the ordinary course of business (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each class (other than director qualifying shares) of the Subsidiary have been validly issued and fully paid and nonassessable, and are owned beneficially and of record, by the Company, free and clear of Encumbrances.

                  2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder has been taken, and this Agreement and the Ancillary Documents, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                  2.3 Capitalization. The authorized capitalization of the Company immediately following the Purchase will consist of: (a) 3,000,000 shares of preferred stock of the Company (the "Preferred Stock"), par value $.0001 per share, of which no shares are issued and outstanding; and (b) 27,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), of which 9,998,140 shares are issued and outstanding and all such outstanding shares are validly issued, fully paid and nonassessable and free and clear of all Encumbrances (as defined in Section 2.12). No class of capital stock ("Capital Stock") of the Company is entitled to preemptive rights. There are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or contracts, by which the Company or its Subsidiary is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock, except as follows: (i) 750,000 shares of Common Stock have been reserved for issuance pursuant to the Company's 1995 Stock Option/Stock Issuance Plan (of which options to purchase 632,973 shares of Common Stock have been granted and are outstanding), (ii) 150,000 shares of Common Stock have been reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (of which 95,940 shares of Common Stock have been purchased and are included in total shares of Common Stock outstanding), and (iii) as set forth on Schedule 2.3, shares of Common Stock reserved for issuance pursuant to a certain warrant to purchase Common Stock of the Company and certain warrant obligations. Except as set forth in Schedule 2.3 hereto, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders.

                  2.4 Valid Issuance of Common Stock. The Common Stock which is being purchased by each Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances, other than Encumbrances, if any, arising as a result of actions taken by the Investors, and not subject to preemptive or similar rights of stockholders of the Company or others.

                  2.5 Consents. Except as disclosed on Schedule 2.5 hereto and for any post-Closing notifications or filings as may be required under applicable federal or state securities laws, if any, which shall be made on a timely basis, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person (governmental or private) on the part of the Company or its Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

                  2.6 Litigation. Except as set forth in the SEC Documents (as defined below), there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Company, threatened against the Company or its Subsidiary or any of their respective directors or executive officers in their capacities as directors and executive officers of the Company or the assets (including the Intellectual Property) of the Company or its Subsidiary (a "Litigation"). Neither the Company nor its Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or its Subsidiary currently pending or which either of the Company or its Subsidiary intends to initiate.

                  2.7 Compliance with Other Instruments. The Company is not in violation or default of any provisions (a) of its Second Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws or (b) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or to its best knowledge, of any provision of domestic (federal, state or local) or foreign law, statute, rule or regulation applicable to the Company except, with respect to clause (b), where such violation would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not (x) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such agreement, instrument, judgment, order, writ, decree or contract referred to in the previous sentence (including any registration rights agreements), or (y) result in the creation of any lien, charge or Encumbrance upon any assets of the Company or its Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or its Subsidiary, their business or operations or any of their assets or properties.

                  2.8 Financial Statements. The financial statements (including any related schedule and/or notes) included in the SEC Documents (the "Financial Statements") are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the consolidated financial condition, operating results and changes in shareholders' equity of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the SEC Documents, the Company has no liabilities or obligations, contingent or otherwise, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's balance sheet (the "Balance Sheet") as of June 30, 1997 included in the SEC Documents or (ii) liabilities and obligations (matured or unmatured, fixed or contingent) incurred since June 30, 1997 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) which individually or in the aggregate do not have a Material Adverse Effect. Since June 30, 1997, the Company and its Subsidiary have operated their business only in the ordinary course and there has not been individually or in the aggregate any change that would have a Material Adverse Effect (a "Material Adverse Change") other than changes disclosed in the SEC Documents or otherwise set forth in Schedule 2.8 hereto. Except as set forth in the SEC Documents, the Company has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, whether directly or indirectly owned, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

                  2.9 SEC Filings. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and after July 20, 1995 (the "SEC Documents"), and the Company has delivered to the Investor:

         (a) its quarterly report on Form 10-Q for the quarter ended December 31, 1996;

         (b) its quarterly report on Form 10-Q for the quarter ended March 31, 1997;

         (c) its quarterly report on Form 10-Q for the quarter ended June 30, 1997;

         (d) its annual report on Form 10-K for the fiscal year ended September 30, 1996; and

         (e) its proxy statement to stockholders as filed with the SEC on January 8, 1997.

                  Each SEC Document was in compliance in all materials respects with the requirements of its respective report form and, as of its filing date, no such SEC Document filed by the Company with the Securities and Exchange Commission ("SEC") contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  2.10 Other Information. The Company has delivered to each Investor copies of all press releases, reports to stockholders and other documents released to the public since October 1, 1996.

                  2.11. Intellectual Property Rights. (a) Except as disclosed on
Schedule 2.11(a) hereto, the Company or its Subsidiary owns or has the right to use all of the Intellectual Property (as defined below) necessary, required or desirable for the conduct of its business as presently or as presently proposed to be conducted, except where the absence of any thereof would not individually or in the aggregate have a Material Adverse Effect.

                  (b) Except as disclosed on Schedule 2.11(b), to the best knowledge of the Company, the Company has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect, and the Company has not received any claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party). To the best knowledge of the Company, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect.

                  As used in this Agreement, "Intellectual Property" means all intellectual property owned, leased, licensed, and used by the Company or its Subsidiary, including without limitation, (i) all world wide inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, renewals and derivatives in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, addresses, phone numbers, pricing and cost information, and business and marketing plans and proposals), (vi) all other proprietary rights of any type of description (regardless of whether the same have been formally registered), (vii) all copies and tangible embodiments thereof (in whatever form or medium) and (viii) all licenses and agreements in connection with the foregoing.

                  2.12.  Title to  Assets  and  Properties;  Insurance.  (a) The
Company has good and marketable title, or a valid leasehold interest in or contractual right to use, all of its assets and properties, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances"), except in each case for such defects in title and such other liens and Encumbrances which do not individually or in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its Subsidiary taken as a whole.

                  (b) The Company and its Subsidiary maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business.

                  2.13. Compliance with Laws; Permits. (a) Except as provided in
Schedule 2.13, the Company and its Subsidiary are in compliance, and the business of the Company and its Subsidiary have been conducted in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to them, their business and the ownership of their assets including, but not limited to, Environmental Laws (as defined below) except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect. The Company and its Subsidiary have
all  federal,   state,  local  and  foreign  governmental   licenses,   permits,
qualifications and authorizations ("Permits") necessary in the conduct of the business as currently conducted. All such Permits are in full force and effect, and no violations have been recorded in respect of any such Permits; no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permit; and no such Permit will be suspended, canceled or adversely modified as a result of the execution and delivery of this Agreement or the Ancillary Documents and the consummation of the transactions contemplated hereby or thereby, except in any of the foregoing cases where failure to have such Permit would not individually or in the aggregate have a Material Adverse Effect.

                           (b) For  purposes of this  Agreement,  "Environmental
Laws" means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136, et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 641, et seq.; the Hazardous Materials

Transportation Act, 49 U.S.C. ss.ss. 1801, et seq.; as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing environmental matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy with respect to environmental matters, and all applicable judicial and administrative decisions, orders, and decrees relating to environmental matters.

                  2.14. Offering Exemption. Assuming the accuracy of the representations and warranties contained in Section 3 hereof, the offer and sale of the Common Stock and the issuance and delivery of the Common Stock to the Investors are each exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities and "blue sky" laws, as currently in effect and are otherwise in compliance with applicable federal and state securities laws.

                  2.15. Taxes. The Company and its Subsidiary have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all Taxes (as defined below) that have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. "Taxes," for purposes of this Agreement, means any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the Company and its Subsidiary arising under any tax sharing agreement to which it is or has been a party.

                  3. Representations and Warranties of the Investor. Each Investor, severally and not jointly, hereby represents and warrants that:

                  3.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon each Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Stock to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, for investment purposes only, and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Common Stock. Each Investor represents that it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Common Stock except in compliance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder and applicable state securities laws. Each Investor represents that it has full power and authority to enter into this Agreement.

                  3.3 Disclosure of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of each Investor to rely thereon.

                  3.4 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of its investment in the Common Stock.

                  3.5 Accredited Investor. Each Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect. Each Investor has completed or caused to be completed the Certificate for Investors attached hereto as Exhibit B-1 or B-2, as appropriate, and the responses provided therein shall be true as of the Closing.

                  3.6 Restricted Securities. Each Investor understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" ("Restricted Securities") under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act, except in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  4.  Certain Covenants

                  4.1 Use of Proceeds. The net proceeds received by the Company from the sale of the Common Stock as contemplated by this Agreement will be used by the Company for general working capital purposes.

                  4.2 Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Common Stock to the public without registration, the Company agrees to use its best efforts to:

                           (a) make and keep public information available, as those terms are understood and defined in rule 144 under the Securities Act, at all times;

                           (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (c) so long as the Investor owns any Restricted Securities (as defined in Section 3.6 hereof), furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Securities and Exchange Commission, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such securities without registration.

                  5. Transfer Taxes. The Company agrees that it will pay, and will hold each Investor harmless from, any and all liability with respect to any stamp or similar Taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement, and that it will similarly pay and hold each Investor harmless from all Taxes in respect of the issuance of the Common Stock to such Investor.

                  6. Expenses. (a) Except as set forth in Section 6(b), the Company and each Investor shall pay all the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

                           (b) Within 10 days from the receipt of a billing statement from one of the Pequot entities listed on Schedule 1 (the "Pequot Entities"), the Company shall pay and shall reimburse the Pequot Entities for all of their reasonable legal costs and expenses incurred in connection with this transaction (including the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby); provided, however, in no event shall the liability of the Company under this Section 6(b) in the aggregate exceed $25,000.

                  7.   Indemnification.

                  7.1 General Indemnification. The Company shall indemnify, defend and hold each Investor, its affiliates, their respective officers, directors, partners, employees, agents, representatives, successors and assigns (each an "Investor Entity") harmless from and against all Losses (as defined below) incurred or suffered by an Investor Entity (whether incurred or suffered directly or indirectly through ownership of capital stock of the Company) arising from the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any Ancillary Document. Each Investor, severally and not jointly, shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns harmless against all Losses arising from the breach of any of its representations, warranties, covenants or agreements in this Agreement or in any Ancillary Documents. Notwithstanding anything to the contrary in this Agreement, no indemnification payment by the Company pursuant to this Section 7 with respect to any Losses otherwise payable hereunder as a result of a breach of the representations and warranties of the Company (other than any Losses resulting from breaches of the representation and warranty in Section 2.3 which shall not be subject to the Deductible (as defined below)) shall be payable until the time as such Losses shall aggregate for all Investor Entities to more than $75,000 (the "Deductible"), and then only to the extent that such Losses, in the aggregate for all Investor Entities, exceed the Deductible.

                  7.2 Indemnification Principles. For purposes of this Section 7, (i) "Losses" shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings) liabilities, obligations, payments, damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts); and (ii) each of the representations and warranties made by any party in this Agreement and in the Ancillary Documents shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality, such as the words "Material Adverse Effect," "immaterial," "material" and "in all material respects" or words of similar import. Any payment (or deemed payment) by the Company to an Investor pursuant to this Section 7, shall be treated for federal income tax purposes as an adjustment to the price paid by such Investor for the Common Stock pursuant to this Agreement.

                  7.3 Claim Notice. A party seeking  indemnification  under this
Section 7 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought.

                  8. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, each Investor, with respect to a breach by the Company, and the Company, with respect to a breach by an Investor, may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

                  9. Miscellaneous.


                  9.1 Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  9.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, permitted assigns, heirs and personal representatives of the parties (including transferees of any shares of Common Stock sold hereunder), except that the Company may not assign its rights and obligations under this Agreement to any person without the prior written consent of the Investors purchasing two-thirds of the Common Stock to be sold pursuant to this Agreement, except in connection with a merger, consolidation or sale of all or substantially all of the assets of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the principles of conflicts or choice of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, for any Litigation arising out of or relating to this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court.

                  9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof in the case of the Company and on Schedule 1 in the case of each Investor, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  9.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

                  The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  9.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  9.9 Amendments and Waivers. No term of this Agreement may be amended, discharged or terminated and the observance of any term of this Agreement may not be waived (either generally or in a particular instance and either retroactively or prospectively), without the prior written consent of the Investors purchasing two-thirds of the Common Stock to be sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  9.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  9.12 Press Releases and Announcements. Each of the parties hereto agrees that it will not issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other parties, provide them with a copy of the proposed disclosure prior to making the disclosure, and use reasonable efforts to agree upon the text of such press release, before issuing any such press release).

                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.


                                  EXOGEN, INC.



                                  By:    /s/ Patrick A. McBrayer
                                         -----------------------
                                  Name:  Patrick A. McBrayer
                                  Title: President and Chief Executive Officer

                                  Address:      10 Constitution Avenue
                                                P.O. Box 6860
                                                Piscataway, NJ 08855




                                  INVESTORS:

                                  DELPHI VENTURES III, L.P.

                                  By: Delphi Management Partners III, L.L.C., General Partner


                                  By:    /s/ Donald J. Lothrop
                                         ---------------------
                                  Name:  Donald J. Lothrop
                                  Title: Managing Member


                                  DELPHI BIO-INVESTMENTS III, L.P.

                                  By: Delphi Management Partners III, L.L.C., General Partners


                                  By:    /s/ Donald J. Lothrop
                                         ---------------------
                                  Name:  Donald J. Lothrop
                                  Title: Managing Member




                         COMMON STOCK PURCHASE AGREEMENT

                                  THE DEMETER TRUST DTD 6/5/90
                                  TRUSTEE


                                  By:    /s/ Richard Johnston
                                         --------------------
                                  Name:  Richard Johnston



                                  ALEXANDRA F. JOHNSTON TRUST DTD
                                  11/6/78
                                  Trustee

                                  By:    /s/ Richard Johnston
                                         --------------------
                                  Name:  Richard Johnston



                                  BRADFORD D. JOHNSTON TRUST DTD
                                  11/6/78
                                  Trustee

                                  By:    /s/ Richard Johnston
                                         --------------------
                                  Name:  Richard Johnston



                                  WILLIAM M. JOHNSTON TRUST DTD
                                  11/6/7
                                  Trustee

                                  By:    /s/ Richard Johnston
                                         --------------------
                                  Name:  Richard Johnston



                                  ROBERT F. JOHNSTON


                                  By:    /s/ Robert F. Johnston
                                         ----------------------
                                         Robert F. Johnston









                         COMMON STOCK PURCHASE AGREEMENT

                                  PEQUOT PRIVATE EQUITY FUND L.P.


                                  By:    /s/ Amiel Peretz
                                         -----------------
                                  Name:  Amiel Peretz
                                  Title: CFO, DSCMI Inv. Mgr.


                                  PEQUOT OFFSHORE PRIVATE EQUITY
                                  FUND, INC.


                                  By:    /s/ Amiel Peretz
                                         ----------------
                                  Name:  Amiel Peretz
                                  Title: CFO, DSCMI Inv. Mgr.































                         COMMON STOCK PURCHASE AGREEMENT

                            PIPER JAFFRAY HEALTHCARE CAPITAL
                            LIMITED PARTNERSHIP (SBIC)

                            By:    Piper Ventures Management IV Limited
                                   Partnership, its General Partner

                            By:    /s/ Buzz Benson
                                   ---------------
                                   Buzz Benson, Managing Director Piper
                                   Ventures Capital, Inc., Its General Partner

































                         COMMON STOCK PURCHASE AGREEMENT

                                  TERENCE D. WALL


                                  By:    /s/ Terence D. Wall
                                         -------------------
                                         Terence D. Wall









































                         COMMON STOCK PURCHASE AGREEMENT